UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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Nathan’s Famous, Inc.

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NATHAN’S FAMOUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2012

To our Stockholders:

The Annual Meeting of Stockholders of NATHAN’S FAMOUS, INC. (“Nathan’s” or the “Company”), will be held on Thursday, September 13, 2012, at our offices located at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. At the meeting, you will be asked to consider and vote on:

•	The election of nine directors to the Board of Directors;
•	The approval of an amendment to the Nathan’s Famous, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) which will, among other things, increase the number of shares of the Company’s common stock, par value $0.01 per share, subject to the 2010 Plan by 250,000 shares; and
•	Ratification of the appointment of Grant Thornton LLP as auditors of the Company for fiscal 2013.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on July 17, 2012, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 23, 2012.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

Jericho, New York
July 23, 2012

i

NATHAN’S FAMOUS, INC.
One Jericho Plaza
Jericho, New York 11753

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Thursday, September 13, 2012

The Annual Meeting of Stockholders of Nathan’s Famous, Inc. (“Nathan’s” or the “Company”), will be held on Thursday, September 13, 2012, at our headquarters at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report is first being sent to stockholders on or about July 23, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 13, 2012. This proxy statement, the proxy card and annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy.

ABOUT THE MEETING

What is being considered at the annual meeting?

You will be voting for:

•	the election of nine directors for a term of one year or until their successors are elected and qualified;
•	the approval of an amendment to the Nathan’s Famous, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) which will, among other things, increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to the 2010 Plan by 250,000 shares; and
•	the ratification of the appointment of Grant Thornton LLP as our auditors for fiscal 2013.

In addition, our management will report on our performance during fiscal 2012 and respond to your questions.

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 17, 2012, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 17, 2012, we had 4,402,339 shares issued and outstanding, excluding treasury shares.

Who can vote at the meeting?

You may vote if you owned stock as of the close of business on July 17, 2012. Each share of stock is entitled to one vote.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.

How do I vote?

If you are a record holder of shares of common stock, you can vote in two ways:

1.	By attending the meeting; or
2.	By completing, signing and returning the enclosed proxy card.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Will my shares be voted if I do not provide my proxy?

Under the current rules of the NASDAQ Global Market, or NASDAQ, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of

Grant Thornton LLP as our independent registered public accounting firm (Proposal 3) is considered to be a discretionary item under the NASDAQ rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1) and the approval of the amendment to the 2010 Plan (Proposal 2) are “non discretionary” items. If you do not instruct your broker how to vote with respect to these items (Proposals 1 and 2), your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What vote is required to approve each of the matters to be considered at the meeting?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (July 17, 2012) in order to be admitted to the meeting on September 13, 2012. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

Can I change my mind after I vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted “FOR” the election of the nominee directors, “FOR” approval of the amendment to the 2010 Plan and “FOR” the ratification of the appointment of Grant Thornton LLP.

What vote is required to approve each of the matters to be considered at the meeting?

Proposal 1: Election of Directors.  Directors are elected by a plurality of the votes cast. “Plurality” means that the nine individuals who receive the highest number of votes will be elected as directors. Abstentions will have no effect on the voting outcome with respect to the election of directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.

Proposal 2: Amendment of the 2010 Stock Incentive Plan.  To be approved, this proposal must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to approval of the amendment to the 2010 Plan. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: Ratification of Independent Registered Public Accounting Firm.  To be approved, this proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have no effect on the results of this vote. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, the resulting broker non-votes will have no effect on the outcome of this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, on a ballot voted in person at the meeting or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Brokers who do not receive instructions with respect to Proposal 1 or Proposal 2 will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our Common Stock, will tabulate the votes.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

“FOR” the election of each of the nine nominees to serve as directors on the Board of Directors, each for a term of one year (Proposal 1);

“FOR” approval of the amendment to the 2010 Plan (Proposal 2) which will, among other things, increase the number shares of Common Stock subject to the 2010 Plan by 250,000 shares; and

“FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year (Proposal 3).

Where can I find the voting results?

We will report the voting results in a Form 8-K within four business days after the end of our annual meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2013 Annual Meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2013 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2013 Annual Meeting of stockholders at our principal corporate offices in Jericho, New York no later than March 25, 2013.

In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8.

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our bylaws, in order to be timely, the notice must be delivered:

•	in the case of an annual meeting, not later than 60 days and not earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received no earlier than 90 days prior to the meeting and not later than the close of business on the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which we publicly announce the date of the meeting; and
•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nathan’s which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address and (b) the number of shares of Nathan’s common stock which are owned beneficially or of record by him. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Pursuant to our bylaws, if notice of any stockholder proposal is received before June 15, 2013, or after July 15, 2013, then the notice will be considered untimely and we are not required to present such proposal at the 2013 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after July 15, 2013, at the 2013 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2013 Annual Meeting may exercise discretionary voting power with respect to such proposal.

These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission (the “SEC”) that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Any proposals, nominations or notices should be sent to:

Nathan’s Famous, Inc.
One Jericho Plaza
Second Floor — Wing A
Jericho, New York 11573
Attention: Corporate Secretary

What are the costs of soliciting these proxies and who will pay?

We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $30,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Nathan’s Famous, Inc., One Jericho Plaza, Jericho, New York 11753, telephone: (516) 338-8500. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of nine directors, as set forth below, each of whom has consented to be nominated and to serve if elected.

Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	59	Chairman and Chief Executive Officer – Aegis Capital Corp.	1987
Eric Gatoff	43	Chief Executive Officer – Nathan’s	2005
Brian S. Genson(1)(2)(3)	63	President – F1Collectors.com	1999
Barry Leistner(1)(2)	61	President and Chief Executive Officer – Koenig Iron Works, Inc.	1989
Howard M. Lorber	63	President and Chief Executive Officer – Vector Group Ltd., Executive Chairman of the Board of Nathan’s	1987
Wayne Norbitz	64	President, Chief Operating Officer of Nathan’s	1989
Donald L. Perlyn	69	Executive Vice President – Nathan’s	1999
A. F. Petrocelli(3)	68	President, Chief Executive Officer and Chairman of the Board – United Capital Corp.	1993
Charles Raich(3)	69	Co-Managing Partner – Raich Ende Malter & Co., LLP	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

If for some reason one of our nominees is unable to serve, the Nominating Committee may recommend, and the Board may propose, a substitute nominee at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee. If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Nathan’s.

All directors standing for election at the 2012 annual meeting have previously been elected by Nathan’s stockholders.

Director Biographies

The following is a brief account of our directors’ business experience:

Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide served as a director of Vector Group Ltd. and VGR Holding, Inc., from November 1993 until November 2011. Mr. Eide also served as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm from 2001 until September 2011. The Board determined that Mr. Eide should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law. The Board determined that Mr. Gatoff should continue to serve as a director due to the knowledge and managerial experience he has attained as serving as our general counsel from 2003 and as our Chief Executive Officer since 2007, as well as his service as a director of the Company.

Brian S. Genson has been President of F1Collectors.com, a company engaged in the motor sport business, since 2006. Mr. Genson has also been president of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson serves as a managing director of F1Collectors.com and F1 Action located in Buntingford, England, which is engaged in investing in the motor sport industry. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989. The Board determined that Mr. Genson should continue to serve as a director due to his managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.

Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York. The Board determined that Mr. Leistner should continue to serve as a director due to his managerial experience, his experience in real estate development and construction, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company.

Howard M. Lorber has been our Executive Chairman of the Board since January 2007 and a director since 1987. Mr. Lorber previously served as our Chairman of the Board from 1990 through December 2006 and as our Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been President and Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006 and a director since January 2001 and was President and Chief Operating Officer from January 2001 to December 2005. Mr. Lorber has been Vice Chairman of the Board of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since July 2006 and was Chairman from May 2001 to July 2006, a director of Borders Group, Inc., an international bookseller, from May 2010 until January 2012. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. Mr. Lorber was Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005. Mr. Lorber has served as a director of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since May 1991. He is also a trustee of Long Island University. The Board determined that Mr. Lorber should continue to serve as a director due to the knowledge and managerial experience he has attained serving as our Chief Executive Officer from 1993 through 2006 and as Executive Chairman since 2007, which brings historic knowledge and continuity to the Board, as well as the experience he has attained through his service as a officer and director of other publicly-traded corporations.

Wayne Norbitz has been an employee since 1975 and has been our President since October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. Mr. Norbitz is also a member of the Board of Directors of the Long Island Community Chest. The Board determined that Mr. Norbitz should continue to serve as a director due to the knowledge and managerial experience he has attained serving as one of our executive officers in various capacities since October 1989, which brings historic knowledge and continuity to the Board.

Donald L. Perlyn has been our Executive Vice President since September 2000. Prior to our merger with Miami Subs Corporation, Mr. Perlyn was a member of Miami Subs’ board of directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continued to serve in that capacity until our sale of Miami Subs in June 2007. From September 1990 to July 1998, Mr. Perlyn held various other positions at Miami Subs, and between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs’ predecessors and an affiliate. The Board determined that Mr. Perlyn should continue to serve as a director due to the knowledge and managerial experience he has attained serving as one of our executive officers since September 2000, as well as his experience as an officer of other companies in the fast food industry.

A. F. Petrocelli has been the Chairman of the Board, President and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since 1981. He was a director of the Boyar Value Fund, Inc., a public mutual fund, from 1997 to 2007. The Board determined that Mr. Petrocelli should continue to serve as a director due to his managerial experience, his experience in the real estate industry, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company and as a director of other publicly-traded companies.

Charles Raich has been the Co-Managing Partner since 2010 of Raich Ende Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. Prior to that time, for more than the past five years, Mr. Raich was the Managing Partner of Raich Ende Malter & Co., LLP. His early career included positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant. The Board determined that Mr. Raich should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company.

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the directors listed above.

CORPORATE GOVERNANCE

Board Leadership

The Executive Chairman of the Board is Howard Lorber. The Chairman and Chief Executive Officer roles are split, and Eric Gatoff serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also approves the agenda for Board meetings and leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate at this time as it allows Mr. Gatoff to focus primarily on his management responsibilities. Unless invited, none of our management directors (consisting of Messrs. Lorber, Gatoff, Norbitz and Perlyn) participates in sessions of non-management directors. Our non-management directors generally meet once or twice annually in a formal executive session without management. Typically, our non-management directors also have informal meetings without management in conjunction with our regular Audit or Board meetings. In addition, we have designated a Lead Independent Director (A.F. Petrocelli), who is expected to lead sessions of, and facilitate communications among, our non-employee directors.

The Board currently has three standing committees (Audit, Compensation and Nominating) that are chaired and composed entirely of directors who are independent under NASDAQ rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure, with the Executive Chairman of the Board leading Board discussions, and the Lead Independent Director leading non-management executive sessions, is appropriate.

Our Board of Directors is our Company’s ultimate decision-making body except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Having selected our senior management team, our Board acts as an advisor and counselor to senior management and oversees its performance.

Code of Ethics

Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and all other members of the Company’s Finance Department. This Code of Ethics is posted on the Company’s website, within a broader Code of Business Conduct and Ethics, at www.nathansfamous.com in the Investor Relations section. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee. Management has provided the Audit Committee with its assessment of the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees.

Director Independence

The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Petrocelli and Raich are independent in accordance with NASDAQ rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. The Board considered the Company’s relationship with Raich Ende Malter & Co., LLP, an accounting firm that provides tax services to Nathan’s and of which Charles Raich is Co-Managing Partner and determined that the relationship is on arms-length terms and is not material to either Nathan’s or Mr. Raich.

Stock Ownership Guidelines

We have established stock ownership guidelines for our directors and executive officers. Under our guidelines, each officer and director is required to retain 33 1/3% of the total number of option shares then-issued. In addition, officers and directors are required to retain 33 1/3% of the shares owned on June 1, 2009 (the date that the stock ownership guidelines were adopted), although the Board may determine to waive the requirement that shares be retained under certain circumstances.

Board of Directors and Committee Meetings

There were seven meetings of the Board of Directors during the fiscal year ended March 25, 2012. Each director attended all of the meetings of the Board of Directors and the committees thereof on which he served.

Our Board of Directors currently has three standing committees: the Audit Committee (established in accordance with Section 3(a) (58)(A) of the Exchange Act), the Compensation Committee and the Nominating Committee. Each director who served on these committees during fiscal 2012 met the criteria for independence, as that term is defined by the SEC and NASDAQ Listing Rules. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.

Audit Committee

For the fiscal year ended March 25, 2012, there were four meetings of the Audit Committee. Each of the members of the Audit Committee attended all of the meetings. Our Audit Committee is involved in:

•	discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished to us by the independent auditors
•	the review of the adequacy and effectiveness of our internal controls over financial reporting. See “Audit Committee Report.”

In addition, our Audit Committee focuses on the qualitative aspects of our financial reporting to stockholders and on our processes to manage business and financial risk. Our independent registered public accounting firm reports directly and is held accountable to the Audit Committee in connection with the audit of our annual financial statements and related services. Our Audit Committee has sole authority over the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm.

The members of our Audit Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Audit Committee Charter is available on our website at www.nathansfamous.com.

We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASDAQ listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich is ineligible to serve on the Audit Committee because, as the Co-Managing Partner of Raich Ende Malter & Co., LLP, an independent public accounting firm which received fees from Nathan’s in respect of tax services (an aggregate of approximately $127,000 in fiscal 2012), Mr. Raich is deemed to receive indirect compensation from Nathan’s. Due to his receipt of indirect compensation, Mr. Raich is not “independent” for the purposes of Securities Exchange Act Rule 10A-3 and so cannot serve on the Audit Committee.

Compensation Committee

For the fiscal year ended March 25, 2012, there was one meeting of the Compensation Committee. Each of the members of the Compensation Committee attended the meeting. Our Compensation Committee:

•	reviews the performance of our executive officers;
•	reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans. See “Compensation Discussion and Analysis” and “Compensation Committee Report”; and
•	reviews director compensation.

Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.

The members of the Compensation Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Compensation Committee Charter is available on our website at www.nathansfamous.com.

Nominating Committee

For the fiscal year ended March 25, 2012, there was one meeting of the Nominating Committee. Each of the members of the Nominating Committee attended the meeting. Our Nominating Committee is responsible for:

•	reviewing suggestions of candidates for director made by directors, stockholders and management;
•	making recommendations to the Board regarding the composition of the Board;
•	nominating individual candidates for election to the Board; and
•	considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2013 Annual Meeting?”.

In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of NASDAQ.

In the event of a vacancy on the Board, the Nominating Committee intends to identify and evaluate candidates by making requests of Board members and others for recommendations, requesting input from director search firms for identification and evaluation of candidates, meeting from time to time to evaluate biographical information and background material relating to potential candidates and having members of the Nominating Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominating Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in Nathan’s bylaws and described in the response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2013 Annual Meeting?” above.

The members of the Nominating Committee are A.F. Petrocelli (Chairman), Brian Genson, Robert Eide and Charles Raich. A copy of our Nominating Committee Charter is available on our website at www.nathansfamous.com.

In addition, all of our independent directors met informally in conjunction with each regularly scheduled Board of Directors meeting and also met in a formal executive session twice during our fiscal year ended March 25, 2012.

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. Due to the funeral of a family member of one of the directors, four of the Company’s nine directors attended last year’s Annual Meeting.

Policy For Stockholder Communications

Mail can be addressed to directors in care of the Office of the Secretary, Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than junk mail or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Certain Relationships and Related Persons Transactions

In July 2007, the Board adopted written Related Person Transaction Policies and Procedures, which were revised in July 2009 (as revised, the “Related Person Policy”). The Related Person Policy covers transactions with the Company where the Related Person (a term that includes executive officers, directors, director nominees, holders of 5% or more of the Company’s stock (a “Significant Stockholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant SEC rules, which is currently $120,000. Pursuant to the Related Person Policy, all transactions that are subject to the policy must be approved or ratified by our Audit Committee.

The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Person Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the certificate of incorporation or bylaws of the Company; (9) Interests arising solely from indebtedness of a Significant Stockholder or an immediate family member of a Significant Stockholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC.

In the event that prior approval is not feasible, the Related Person Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified related-party transactions that remain ongoing to determine whether they should continue.

To identify related-party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we post the Related Person Policy on our website; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and we will periodically make internal inquiries regarding Company relationships with known entities that qualify as related parties. In fiscal 2012, Raich Ende Malter & Co., LLP, of which Mr. Raich is Co-Managing Partner, provided tax services resulting in fees of approximately $127,000. The Audit Committee has ratified the continuing retention of Raich Ende Malter & Co., LLP, as well as the resulting fees incurred during fiscal 2012.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT TO
THE NATHAN’S FAMOUS, INC. 2010 STOCK INCENTIVE PLAN

The Company’s 2010 Stock Incentive Plan, which is referred to herein as the “2010 Plan,” was approved by the Board of Directors in July 2010 and the Company’s shareholders in September 2010. On July 16, 2012, subject to shareholder approval, the Board of Directors approved a proposal to amend the 2010 Plan in order to, among other things, increase the number of shares of our Common Stock subject to the 2010 Plan by 250,000 shares, and with respect to such 250,000 shares, all stock based awards will be counted as one share for each share subject to such award (as so amended, the “Amended Plan”).

Description of the Amended Plan

A summary of the Amended Plan is set forth below, and the full text of the Amendment is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the amendment attached hereto as Appendix A and the original text of the Amended Plan filed as Exhibit A to the Company’s Proxy Statement on Schedule 14A, dated July 23, 2010.

General

Subject to certain conditions discussed below, the total number of shares of Common Stock which may be issued under the 2010 Plan is currently 150,000, not including the Rollover Shares (defined below under the section entitled “Stock Subject to the Plan”). If the proposal for the amendment of the 2010 Plan is approved, then the Amended Plan will authorize the issuance of a total of 400,000 shares of our Common Stock, not including the Rollover Shares. In addition, with respect to the additional 250,000 shares, all stock based awards will be counted as one share for each share subject to such award. All remaining stock based awards, other than options and stock appreciation rights, with respect to grants that are made from the initial 150,000 shares and the Rollover Shares, will be counted against such Common Stock as 3.2 shares for every one share subject to such award. The Compensation Committee will determine whether any particular stock based award should be allocated from the 150,000 shares, the Rollover Shares, or the 250,000 shares.

In addition to providing for an additional 250,000 shares and amending, how, under certain circumstances, stock based awards are counted against the Common Stock available under the 2010 Plan, the 2010 Plan will also be amended to provide that optionees may pay the exercise price (plus any taxes due upon such exercise) through a net exercise program implemented by the Company. Finally, the 2010 Plan will be amended to provide that the Compensation Committee can grant up to 50,000 shares of restricted stock to any one individual in a calendar year; the current limitation is 25,000.

At July 17, 2012, an aggregate of 143,500 shares were available for grants of options or stock appreciation rights or a maximum of 44,844 shares were available for grants of restricted stock or restricted stock units under the 2010 Plan. In addition, in the event that option or restricted stock grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 subsequently expire unexercised, or are otherwise forfeited, the Company may also grant awards under the 2010 Plan for up to a maximum 100,000 additional options or a maximum of 31,250 additional restricted stock or restricted stock units.

As of July 17, 2012, we had 4,402,339 shares of our Common Stock issued and outstanding, excluding treasury Shares. The closing sale price of our Common Stock quoted on the NASDAQ Global Market on July 17, 2012, was $30.58 per share.

All grants under the Amended Plan are to the persons and in the amounts determined by the Compensation Committee, so it is not currently possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the 2010 Plan after the Annual Meeting. See the table entitled Current 2010 Plan Awards for certain information regarding awards that have been made under the 2010 Plan. Also, see the Equity Plan Information Table in the section titled “Executive Compensation” for a detailed description of the Company’s current equity compensation plans as of March 25, 2012.

Purpose of the Amendment

The Board of Directors has determined that the number of Shares remaining available for issuance under the 2010 Plan is not sufficient to support the Company’s intended compensation programs. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Board of Directors strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to amend the 2010 Plan to increase the number of shares of our Common Stock subject thereto by 250,000 shares (from 150,000 shares to 400,000 shares, not including the rollover of eligible shares from the Company’s prior plans) and that all stock based awards of these shares be counted against the number of shares available under the 2010 Plan as one share for every share subject to such an award.

Stock Subject to the Plan

We will be able to issue up to: (a) 400,000 shares of common stock under the Amended Plan, (b) any shares subject to any outstanding options or restricted stock grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 shares and (c) any shares which have not been issued under the 2001 Stock Option Plan and the 2002 Stock Incentive Plan as of July 19, 2010 up to a maximum of an additional 171,000 shares (none of which remain available). The shares identified in clauses (b) and (c) of the preceeding sentence are referred to herein as the “Rollover Shares.” The stock to be offered under the Amended Plan consists of shares of our Common Stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the Plan

The Compensation Committee will have the discretion to grant awards to our executive officers, other key employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company. The Compensation Committee will determine whether to make any such grant and, if it so determines, the nature of the award and the number of shares applicable to such award. However, in any calendar year, a participant may not receive awards of options, stock appreciation rights or other awards that relate to more than 50,000 shares. The Compensation Committee has authority to interpret the Amended Plan, including to prescribe, amend and rescind the rules and regulations relating to the Amended Plan.

Repricing

The Compensation Committee does not have the right to reprice any outstanding awards without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

Participants

Our executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company are eligible to participate in the Amended Plan.

Forms of Equity-Based Awards Available

Under the Amended Plan, the Compensation Committee may grant stock options, stock appreciation rights and other stock-based awards, restricted stock, and restricted stock units, all of which will vest over the period of time established by the Compensation Committee at the time of the grant of the award. Any shares subject to options or stock appreciation rights shall be counted against the number of shares issuable under the Amended Plan as one share for every share subject to such an award. Any awards other than options or stock appreciation rights shall be counted against the initial 150,000 shares and the number of Rollover Shares available under the Amended Plan (if any) as 3.2 shares for every one share subject thereto, and all awards counted against the 250,000 shares available under the Amended Plan shall be counted as one share for every one share subject thereto. To the extent that a share that was subject to an award that counted as 3.2 shares against the number of shares issuable under the Amended Plan is recycled back into the Amended Plan due to a cancellation, forfeiture or otherwise, the Amended Plan shall be credited with 3.2 shares.

Stock Options — Exercise Price, Term and Vesting Schedule

Stock options granted under the Amended Plan are non-qualified. Unless otherwise determined by the Compensation Committee at grant, the exercise price for the options will be not less than the fair market value of our Common Stock on the date of grant of the stock option and stock options granted under the Amended Plan shall expire not later than five years from the date of grant. Stock options will become exercisable in installments, as determined at the time of the grant.

Upon the exercise of a stock option, optionees may pay the exercise price plus any taxes due in respect of such exercise in: (i) cash, (ii) check, (iii) other shares of the Company’s stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, which tendered shares have been held for a period of six months or more, (iv) consideration received by the Company under any broker-assisted cashless exercise, or (v) consideration received by the Company under any net exercise program implemented by the Company in connection with the Amended Plan.

A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as an employee, director or consultant, except that, upon termination of his service (other than by death or by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

Upon termination of service by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.

Stock Appreciation Rights and Other Stock-Based Awards

The Compensation Committee may grant stock appreciation rights (“SARs”), which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Compensation Committee that is not less than the fair market value of a share of stock on the date of the award. Amounts paid on the exercise of a SAR may be paid in cash, in stock or in any combination thereof; provided that a SAR, including one that entitles the holder to a cash payment on redemption, will have terms that ensure that participants will not incur a tax penalty under Section 409A of the Internal Revenue Code. Upon termination of employment, directorship or provision of consulting services, including by death or disability, awards of SARs shall be payable in accordance with their terms. The Compensation Committee may also grant rights to dividends and dividend equivalents (which may not be granted in connection with options or stock appreciation rights). The terms of any rights to dividends or dividend equivalents will be determined by the Compensation Committee at the time of grant.

Restricted Stock

The Compensation Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Compensation Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock will vest over such period as the Compensation Committee determines at the time of grant. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant. Upon termination of employment, directorship or provision of consulting services, including by death or disability, rights to awards of restricted stock shall vest or be forfeited in accordance with their terms.

Restricted Stock Units

The Compensation Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of stock subject to such terms, conditions and restrictions as the Compensation Committee may provide in the award instruments granting the restricted stock units. Restricted stock units awarded generally will vest over such period as the Compensation Committee determines at the time of grant. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units. Our stock will be paid to the participant, or the participant’s beneficiary in case of the participant’s death, in exchange for restricted stock units within ninety days following the participant’s separation from service, the expiration of a director’s service, or death.

Change in Control

In the event of a “change in control,” at the option of the Board, (a) all options and other awards outstanding on the date of the change in control shall become immediately and fully exercisable and/or payable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

For purposes of the Amended Plan, a change in control is defined as:

•	a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”); or
•	if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan’s or any “person” who on the date of the adoption of the Amended Plan is a director or officer of Nathan’s, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of our then outstanding securities; or
•	if during any period of two consecutive years during the term of the Amended Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Federal Income Tax Consequences

The Company’s proxy statement for its 2010 Annual Meeting of Stockholders provided a brief summary of the Federal income tax consequences as of the date thereof with respect to awards under the Amended Plan for participants who are both citizens and residents of the United States.

Amended Plan Benefits

The following table sets forth the stock option and stock awards outstanding under the 2010 Plan as of the record date, July 17, 2012, to each of the Company’s Named Executive Officers, the Named Executive Officers as a group, the Non-Executive Directors and Director Nominees as Group, and the Non-Executive Officer Employees as a Group.

Current 2010 Plan Awards

Name	Stock Option Awards Outstanding: Number of Shares or Options (#)
Eric Gatoff Chief Executive Officer	50,000
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	12,500
Howard M. Lorber Executive Chairman of the Board	25,000
Wayne Norbitz President and Chief Operating Officer	15,000
Donald L. Perlyn Executive Vice President	10,000
All Named Executive Officers as a Group	112,500
Non-Executive Directors and Director Nominees as Group	50,000
Non-Executive Officer Employees as a Group	15,000

Conclusion

The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the annual meeting is required for approval of the amendment to the 2010 Plan.

Board Recommendation

Our Board of Directors recommends a vote “FOR” approval of the amendment to the 2010 Stock Incentive Plan, which among other things, increases the number of shares subject to the 2010 Plan by an additional 250,000 shares against which all stock based awards will be counted as one share for each share subject to such award.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP
AS AUDITORS “FOR” FISCAL 2013

Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. The Audit Committee has appointed Grant Thornton LLP to act as auditors for our fiscal year ending March 31, 2013.

If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Grant Thornton LLP for the ensuing fiscal year, but may determine that continued retention of Grant Thornton LLP is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.

We expect representatives of Grant Thornton LLP to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

Our Board of Directors recommends that our stockholders vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending March 31, 2013.

AUDIT FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Grant Thornton LLP in fiscal 2012 and 2011:

	2012	2011
Audit Fees(1)	$250,000	$240,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

(1)	Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2012 and 2011 Nathan’s Famous, Inc. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings.
(2)	Grant Thornton did not render, and accordingly did not bill for, any audit-related services in fiscal 2012 or fiscal 2011.
(3)	Grant Thornton did not render, and accordingly did not bill for, any tax compliance, tax advice or tax planning services in fiscal 2012 or fiscal 2011.
(4)	Grant Thornton did not render, and accordingly did not bill for, any other services in fiscal 2012 or fiscal 2011.

Audit Committee Pre-Approval

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent registered public accounting firm, and the compensation, fees and terms for such services. The Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.nathansfamous.com under “Investor Relations — Corporate Governance.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. The Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Grant Thornton LLP, Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton during the last fiscal year for audit services, which are set forth above under “Audit Fees.”

Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During fiscal 2012, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended March 25, 2012 filed with the SEC, as well as Grant Thornton’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Grant Thornton’s audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on the discussions with Grant Thornton concerning the audit, the independence discussions, and the discussions with the Company’s management and Grant Thornton concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2012, for filing with the SEC.

The Audit Committee:

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SECURITY OWNERSHIP

The following table sets forth as of July 17, 2012, certain information with regard to ownership of our Common Stock by: (i) each beneficial owner of more than 5% of our Common Stock, based on filings made with the SEC and, to the extent received, subsequent completed questionnaires; (ii) each director and executive officer named in the “Summary Compensation Table” and “2012 Director Compensation” table below; and (iii) all of our executive officers and directors as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class*
NEOs and Directors
Howard M. Lorber	987,580	(3)	22.3%
A. F. Petrocelli	148,500	(4)	3.3%
Donald L. Perlyn	112,519	(5)	2.5%
Wayne Norbitz	101,750	(6)	2.3%
Robert J. Eide	94,325	(7)	2.1%
Eric Gatoff	67,283	(8)	1.5%
Ronald G. DeVos	47,425	(9)	1.1%
Brian S. Genson	39,113	(10)	**
Charles Raich	33,010	(11)	**
Barry Leistner	27,500	(12)	**
Directors and officers as a group (12 persons)	1,632,335	(13)	34.1%
Principal Stockholders
GAMCO Investors, Inc. et al.(14)	485,380		11.0%
Steel Partners Holdings L.P.(15)	445,456		10.1%

*	Based on 4,402,339 shares issued and outstanding as of July 17, 2012.
**	Less than 1%
(1)	Unless otherwise indicated, the addresses for the executive officers and directors of the Company is: One Jericho Plaza, Jericho, New York 11753. The addresses of the principal stockholders in this table are: GAMCO Investors, Inc. One Corporate Center, Rye, New Jersey 10580 and Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022.
(2)	Except as otherwise indicated, the beneficial owner has sole voting and investment power.
(3)	Includes options exercisable within 60 days to purchase an aggregate of 31,250 shares. Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership. Includes 186,500 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.
(4)	Includes options exercisable within 60 days to purchase 37,500 shares. Includes 48,500 shares owned by United Capital Corp., as to which shares Mr. Petrocelli shares voting and investment power.
(5)	Includes options exercisable within 60 days to purchase 42,500 shares.
(6)	Includes options exercisable within 60 days to purchase 58,750 shares. Includes 3,000 shares held in the estates of Mr. Norbitz’s parents, for which he serves as executor.
(7)	Includes options exercisable within 60 days to purchase 17,500 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee.
(8)	Includes options exercisable within 60 days to purchase 52,500 shares.
(9)	Includes options exercisable within 60 days to purchase 33,125 shares.
(10)	Includes options exercisable within 60 days to purchase 27,500 shares.
(11)	Includes 5,510 shares owned by Raich Ende Malter & Co., LLP, of which Mr. Raich is Co Managing Partner; Mr. Raich shares voting and investment power over such shares. Includes options exercisable within 60 days to purchase 27,500 shares.
(12)	Includes options exercisable within 60 days to purchase 17,500 shares.
(13)	Consists of 1,252,210 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli,

Raich, Leistner, Norbitz, DeVos, Schedler, Gatoff and Watts without duplication of shares as to which beneficial ownership is shared by more than one member of this group (see notes 3 and 7, above), and 380,125 shares subject to stock options exercisable within 60 days.
(14)	Based on Schedule 13D/A Amendment No. 5, jointly filed on February 6, 2012, with the SEC by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc. and Mario J. Gabelli, (collectively, the “Reporting Persons”).
(15)	Based on Schedule 13D/A Amendment No. 13, jointly filed on February 14, 2012, with the SEC by Steel Partners Holdings L.P., SPH Group LLC, SPH Group Holdings LLC and Steel Partners Holdings GP Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASDAQ.

Based solely on our review of the copies of the forms we have received, we believe that all our officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2012.

MANAGEMENT

Officers of the Company

Our executive officers are:

Name	Age	Position with the Company
Eric Gatoff	43	Chief Executive Officer
Ronald G. DeVos	57	Vice President Finance, Chief Financial Officer and Secretary
Howard M. Lorber	63	Executive Chairman of the Board
Wayne Norbitz	64	President and Chief Operating Officer
Donald L. Perlyn	69	Executive Vice President
Donald P. Schedler	59	Vice President Development, Architecture and Construction
Randy K. Watts	56	Vice President Franchise Operations

Ronald G. DeVos has been our Vice President Finance and Chief Financial Officer since January 1995 and our Secretary since April 1995. Prior to January 1995, he was Controller of a large Wendy’s franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President Controller of Paragon Steakhouse Restaurants, Inc., a wholly-owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc., and its predecessors, from October 1984 to May 1989. Mr. DeVos is a Vice President and member of the Board of the Long Island Chapter of the Financial Executives Institute since 2010 and was the 2011 recipient of the Milton Zipper Financial Executive of the Year. Mr. DeVos holds an M.B.A. from St. John’s University and a B.A. from Queens College.

Donald P. Schedler has been our Vice President-Development, Architecture and Construction since January 2005. Mr. Schedler initially joined us in March 1989 as Director of Architecture and Construction and was made Vice President Architecture and Construction in February 1991 before being promoted to his current position. Prior to March 1989, he was a Director of Construction for The Riese Organization, restaurateurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

Randy K. Watts has been our Vice President of Franchise Operations since June 2004. Mr. Watts initially joined us as a District Manager in May of 1993, was promoted to Director of Franchise Operations in September of 1997, and was made Senior Director of Franchise Operations in January of 2000 before being promoted to his current position. Prior to 1993, Mr. Watts was Regional Food Service Manager for McCrory Stores, where he worked from 1975 – 1993.

For the biographies of Messrs. Gatoff, Lorber, Norbitz and Perlyn, please see “Proposal 1 — Election of Directors — Director Biographies.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, stock incentive awards, retirement and other employee benefits and, for certain NEOs, severance protection for certain actual or constructive terminations of employment and other post-termination benefits payable upon retirement, death or disability.

The Compensation Committee has worked directly with an independent compensation consultant from time to time to assist in certain compensation determinations. The Compensation Committee has in the past retained GK Partners, an independent compensation consulting firm, to advise it with respect to the compensation of its executive officers. Most recently, the Compensation Committee again retained GK Partners in June 2011 and GK Partners advised the Compensation Committee that the Company’s compensation programs appropriately link pay to performance and that the total amount of incentive (bonus) compensation it paid to its NEOs during fiscal 2011, relative to Nathan’s revenue and pre-tax income is in line with that paid at other small public companies of similar size and scope. Because the bonuses paid for fiscal 2012 and the increase in salaries for fiscal 2013 were not deemed by the Compensation Committee to be materially different from the prior year’s compensation arrangements, GK Partners was not retained and did not advise the Compensation Committee regarding, these changes to executive compensation. The Compensation Committee may continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise.

Advisory Vote on Executive Compensation

We conducted our first non-binding advisory vote on executive compensation last year at our 2011 Annual Meeting, which our stockholders voted should be held every three years. At the 2011 Annual Meeting of Stockholders, 98.69% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2011 proxy statement. The Compensation Committee reviewed these final vote results and determined that, given the significant level of support, fundamental changes to our executive compensation policies were not necessary. Despite the affirmative vote, however, the Compensation Committee believes that continual review of our executive compensation programs and their alignment to Company and stock price performance is in the best interests of our stockholders.

Risk Considerations

The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance-based, the majority of our NEOs cash compensation consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s stockholders.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The material elements of our executive compensation program consist of:

•	base salary;
•	bonus;
•	equity based compensation (i.e., stock options and restricted stock);
•	retirement benefits (i.e., 401(k));
•	perquisites; and
•	severance and other benefits payable upon certain termination events.

Base salaries, perquisites, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward their continued service. Some of the elements, such as base salaries and perquisites, are generally paid out on a short-term or current basis. Retirement or severance benefits are paid out on a longer-term basis upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Annual bonuses payable to our NEOs are intended to motivate their performance to achieve specific financial, strategic and operating objectives. Each bonus is in an amount determined by the Compensation Committee. We believe the bonuses paid to our NEOs, under their respective employment agreements and otherwise, also help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for the applicable fiscal year, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve Nathan’s’ long-term strategic and operating objectives, including objectives that may not be realized until succeeding fiscal periods.

Our equity-based compensation is primarily intended to align our executives’ long-term interests with stockholders’ long-term interests. We believe that the way to increase stockholder value is to increase the trading price of our Common Stock. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, thereby aligning the interests of the NEOs and other executives with those of our stockholders. We believe that the foregoing is an effective link between an increase in stockholder value and our executives’ compensation.

We also believe equity-based compensation awards help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock awards to align stockholder and executives’ interests. In June 2011, the Compensation Committee granted options to its NEOs in recognition of their performance during fiscal 2011 and prior years and to incentivize them to remain in our employ during the ensuing four-year option vesting period.

The Company has not established fixed quantitative goals for any of the objectives or metrics evaluated for the purpose of determining the amount of any bonus or equity-based compensation to be awarded.

In addition, the importance of the particular objective or metric to a specific executive’s compensation depends on the responsibilities of an executive’s position. Further, the specific objectives or metrics considered for a particular executive may be afforded greater or lesser weight in any fiscal year, depending on a variety of factors such as the Company’s overall results, the emphasis of any particular component of the Company’s business during a particular fiscal year, the Company’s performance in each area relative to its prior years’ performance, the then-current competitive and economic environment, the implementation of strategic plans whose benefits may not be immediate, any extraordinary event, such as the sale or purchase of a company, brand or line of business, which may impact the Company positively or negatively and taking into account that the Company does not want to incentivize inappropriate or excessive risk taking that could harm stockholder value. As a result, an executive’s success or failure as it relates to any one of the Company’s objectives may determine whether or not that executive is awarded a bonus, as well as the amount of any bonus that is awarded. If, following its evaluation of the foregoing, the Compensation Committee determines that an executive has helped the Company achieve, or make progress toward achieving, one or more of the Company’s objectives, a bonus and/or grant of equity-based compensation may be awarded.

The Committee has not engaged in benchmarking to establish the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis and does not currently intend to engage in benchmarking in the future for the purpose of evaluating or establishing the compensation payable to its NEOs.

Nevertheless, although the Compensation Committee did not engage in benchmarking in establishing the compensation payable to the NEOs, in carrying out its responsibilities, in fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In establishing the initial base salary to be paid to Mr. Gatoff pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Gatoff’s compensation and benefits arrangements, as set forth in his employment agreement, were within the range of Chief Executive Officer compensation, benefit and perquisite practices then found in other public companies. In establishing the base salary to be paid to Mr. Lorber pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, were within the range of executive compensation, benefit and perquisite practices then found in other public companies. The Compensation Committee then evaluated the amount of the short-term components of our executive compensation program for the other NEOs by determining the compensation payable to the other NEOs and other executives relative to that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain NEOs is established by contract. In June 2011, the Compensation Committee again retained GK Partners. GK Partners evaluated the Company’s compensation program to determine whether the Company adequately links pay to performance and concluded that it does.

Current Executive Compensation Program Elements

We currently have employment agreements in place for four of our NEOs — Eric Gatoff, Howard M. Lorber, Wayne Norbitz and Donald L. Perlyn — each of which is described in further detail below in the context of this section. There is no employment agreement in effect for Ronald G. DeVos.

Eric Gatoff.  On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff agreed to serve as Chief Executive Officer effective from January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non renewal notice has been delivered to date.

Howard M. Lorber.  On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber (the “Lorber Agreement”) pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. The agreement superseded Mr. Lorber’s previous employment agreement.

Wayne Norbitz.  In December 1992, we entered into an employment agreement with Wayne Norbitz for a term expiring on December 31, 1996. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one year periods, unless 180 days’ prior written notice is delivered to Mr. Norbitz. No such non extension notice has been delivered to date.

Donald L. Perlyn.  On November 16, 2007, the Company and Donald L. Perlyn entered into an employment agreement for a term expiring on September 30, 2008. The term of the agreement automatically extends for successive one-year periods unless 180 days’ prior written notice is delivered by one party to the other. No such non extension notice has been delivered to date. The terms of the agreement are the same as the prior agreement between Mr. Perlyn and Miami Subs, which was entered into on September 30, 1999 in connection with our acquisition of Miami Subs.

Base Salaries

Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to the Company and by establishing a stable level of compensation upon which our executives may rely. Our goal is to pay to our executives a base salary that is sufficient to attract and retain them. The Compensation Committee has determined that structuring the Company’s compensation program to place a significant emphasis on base salaries, which are fixed, mitigates the potential for inappropriate or excessive risk-taking by executive officers.

For the four NEOs with employment agreements, base salaries are determined in accordance with the terms of such agreements. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were initially established by the Compensation Committee in consultation with the Company’s outside compensation consulting firm. The base salary initially payable to each of Messrs. Norbitz and Perlyn pursuant to his respective employment agreement was the product of arms-length negotiations at the time his employment commenced, which base salary has been increased by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer. The base salary of Mr. DeVos is determined annually by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer, taking into consideration his role and responsibility within our Company, as well as his experience and prior performance. In addition, the base salaries of all of our NEOs are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases and to reward performance.

The base salary that was paid to each NEO in fiscal 2012 is the amount reported for such officer in the designated column of the Summary Compensation Table.

Annual Bonuses

In determining the amount of any annual bonus payable to each of our NEOs, the Compensation Committee evaluates such NEO’s performance measured against Nathan’s’ achievement of its financial and operating objectives.

Nathan’s financial objectives include:

•	increasing each of revenues, profits from continuing operations, pre-tax cash flow, net income and earnings per share;
•	managing cash balances; and
•	controlling corporate general and administrative expenses.

There are also operating objectives that are specific to the Company’s individual revenue centers (i.e., Company-owned restaurants, franchising, the Branded Product Program and retail licensing), all of which are designed to increase revenue and profit, as follows:

•	the level of sales at and cash contribution from Company-owned restaurants;
•	the number of new franchised and Branded Menu locations;
•	the amount of franchise fees and royalties earned from franchised and Branded Menu locations;

•	the level of sales and tonnage of products sold through the Branded Product Program;
•	the number of new Branded Product locations;
•	controlling the cost of goods sold through the Branded Product Program;
•	the amount of license royalties earned through the retail licensing program; and
•	the ability to control revenue-center specific overhead expenses.

Pursuant to Mr. Gatoff’s employment agreement, as amended, the amount of his bonus is established by the Compensation Committee after considering the recommendation of the Executive Chairman of the Board based on Mr. Gatoff’s performance measured against the Company’s financial, strategic and operating objectives, including objectives that may not be realized until future periods, as described above. The Compensation Committee also takes into consideration Mr. Gatoff’s efforts related to the Company’s risk management.

Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.

The payment and amount of any bonus paid to the other NEOs is discretionary and is based on a determination of the Compensation Committee following its evaluation of the NEO’s performance. In making its determination regarding the amount of the bonus payable to Messrs. Norbitz, Perlyn and DeVos, the Compensation Committee considers the recommendations of our Executive Chairman and our Chief Executive Officer, as well as any factors that it deems to be appropriate. In arriving at the bonuses paid in respect of fiscal 2012, the Compensation Committee took into consideration Nathan’s’ performance in light of the current economic recession. In the case of Mr. Norbitz, the Compensation Committee also considered the performance of the Company-owned restaurants and the amount of franchise fees and royalties earned from franchised locations in arriving at the bonus paid in respect of fiscal 2012. In the case of Mr. Perlyn, the Compensation Committee considered the performance of the Branded Product Program in arriving at the bonus paid in respect of fiscal 2012. In the case of Mr. DeVos, in arriving at the bonus paid in respect of fiscal 2012, in addition to the Company’s financial objective of managing general and administrative expense, the Compensation Committee considered Mr. DeVos’ efforts related to risk management and the implementation and maintenance of internal controls, including those controls required in connection with the Company’s compliance with the Sarbanes-Oxley Act of 2002 (“SOX”).

Equity-Based Compensation

The Compensation Committee has periodically granted equity awards under Nathan’s’ stock incentive and stock option plans. The Compensation Committee does not use constant criteria in the granting of equity compensation. The Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of his contributions to our success, taking into consideration each NEO’s responsibilities, his performance during prior years and his expected future contribution to Nathan’s’ performance and, based on that determination, may reward an executive through an award of equity compensation. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation.

Historically, the form of stock awards available for grant was limited to stock options or restricted stock. However, under the 2010 Stock Incentive Plan, employees may receive grants of stock options, restricted stock, or restricted stock units, stock appreciation rights and other stock-based awards. At March 25, 2012, an aggregate of 143,500 shares were available for grants of options or stock appreciation rights or 44,844 shares were available for grants of restricted stock or restricted stock units under the Nathan’s 2010 Stock Incentive Plan. In addition, in the event that option or restricted stock grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 subsequently expire unexercised, or are otherwise forfeited, Nathan’s may also grant awards under the 2010 Stock Incentive Plan for up to a maximum 100,000 additional options or 31,250 additional restricted stock or restricted stock units. If our shareholders approve the amendment to the 2010 Plan presented in Proposal 2 of this proxy statement, such amendment will increase the number of shares subject to the 2010 Plan by 250,000 shares against which all stock based awards will be counted as one share for each share subject to such award. Restricted stock and restricted stock units will be subject to such restrictions as the Board or Compensation Committee may impose. Under the terms of the 2010 Stock Incentive Plan, the term of any stock options may be no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our Common Stock at the date of grant.

In addition to the 2010 Stock Incentive Plan, which is the only equity incentive plan under which awards may be issued, the Company currently has two other stock option plans (the 2001 Stock Option Plan and the 2002 Stock Incentive Plan) under which options are outstanding. All of our stock plans provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates. See “Equity Plan Information.”

In reviewing the form of stock compensation granted to any or all eligible participant(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional stockholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plans and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. The Compensation Committee intends to consider the same administrative and technical factors in determining the form of stock compensation (options, stock appreciation rights, restricted stock or restricted stock units) to be used for future grants.

In June 2011, the Compensation Committee awarded an aggregate of 112,500 options to its NEOs, both to recognize the NEOs efforts during fiscal 2011 and prior years and to induce the NEOs to remain in the Company’s employ during the options’ four-year vesting period. The Compensation Committee believes that the use of these awards encourages executives to continue to use their best professional skills and to remain in Nathan’s’ employ.

Retirement Benefits and Deferred Compensation Opportunities

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. Our NEOs participate in this program on the same terms as our other employees. All non union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($22,500 in calendar 2012, including $5,500 catch up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2011, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee on up to 3% of the employee’s total salary, vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 25, 2012, approximately 48 employees had elected to participate in the plan. For the fiscal year ended March 25, 2012, we contributed approximately $30,000 to the 401(k) plan, of which $1,945 was a matching contribution for Mr. Norbitz and $1,505 was a matching contribution for Mr. DeVos.

Deferred compensation, through both employer and employee contributions to the Nathan’s 401(k) plan, is a tax-advantaged means of providing the NEOs with additional compensation that supplements their base salaries and bonus opportunities.

Perquisites

In addition to base salaries and annual bonus opportunities, Nathan’s provides the NEOs with certain perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each NEO’s base salary, either by contract or otherwise, we take into consideration the value of each NEO’s perquisites. Perquisites did not constitute a material portion of the compensation paid to our NEOs for fiscal 2012. We provide our NEOs with limited perquisites and personal benefits that we and the Compensation Committee believe are consistent with our executive compensation philosophy and objectives.

The Compensation Committee believes the perquisites provided to our NEOs for fiscal 2012 — which included auto and gas allowances and insurance, as reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table — are reasonable and consistent with our past practices.

Severance and Other Benefits Upon Termination of Employment

The Company’s policy is to provide certain NEOs with employment agreements with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to attract and retain those NEOs and achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment on a change in control.

Stock Ownership Guidelines

In June 2009, the Board of Directors adopted a Stock Retention Plan. Pursuant to the Stock Retention Plan, at the time that any officer or director exercises a stock option, he will be required to retain 33 1/3% of the total number of option shares then-issued. In addition, officers and directors are required to retain 33 1/3% of the shares owned on the date of adoption of the Stock Retention Plan. Notwithstanding the terms of the Stock Retention Plan, the Board may determine to waive the requirement that shares be retained under certain circumstances.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits the deductibility by Nathan’s of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Base compensation paid to executive officers for fiscal 2012 was within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Nathan’s.

Stock incentives granted under Nathan’s’ existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Nathan’s should be allowed to deduct compensation related to options granted under each of its stock incentive plans and the formula portion of the cash bonuses.

The Lorber Agreement has contained an excise tax gross-up provision since 2006, the time that Company first entered into that agreement. However, the Compensation Committee’s current policy is that executives should be responsible for the taxes payable by them with respect to their compensation. In unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit or retain an executive to become or remain employed by the Company, as the case may be, reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.

Compensation Committee Report

Nathan’s’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ Listing Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in the Compensation Discussion and Analysis set forth herein. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Nathan’s Annual Report on Form 10-K.

Compensation Committee of
the Board of Directors

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 25, 2012, Messrs. Eide, Genson and Leistner served on the Compensation Committee. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Compensation of NEOs

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2012 Year-End table and information under the heading “Option Exercises and Stock Vested in Fiscal 2012” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our NEOs.

Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary(1) ($)	Bonus ($)	Stock Award(s) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Eric Gatoff Chief Executive Officer	2012	$250,000	$350,000	—	$251,950	—	—	$38,412	$890,362
	2011	$240,625	$250,000	—	—	—	—	$34,988	$525,613
	2010	$225,000	$225,000	—	—	—	—	$31,133	$481,133
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	2012	$180,000	$90,000	—	$62,988	—	—	$33,318	$366,306
	2011	$176,849	$80,000	—	—	—	—	$31,708	$288,557
	2010	$162,750	$75,000	—	—	—	—	$29,529	$267,279
Howard M. Lorber Executive Chairman of the Board	2012	$400,000	—	—	$125,975	—	—	$15,926	$541,901
	2011	$400,000	—	—	—	—	—	$14,504	$414,504
	2010	$400,000	—	—	—	—	—	$15,754	$415,754
Wayne Norbitz President and Chief Operating Officer	2012	$288,750	$165,000	—	$75,585	—	—	$52,175	$581,510
	2011	$288,750	$150,000	—	—	—	—	$53,254	$492,004
	2010	$288,750	$125,000	—	—	—	—	$47,671	$461,421
Donald L. Perlyn Executive Vice President	2012	$210,000	$100,000	—	$50,390	—	—	$37,926	$398,316
	2011	$210,000	$100,000	—	—	—	—	$35,334	$345,334
	2010	$210,000	$40,000	—	—	—	—	$35,201	$285,201

(1)	Our fiscal year ends on the last Sunday in March, which results in a 52 or 53 week year. Each of the fiscal years ended March 25, 2012, March 27, 2011 and March 28, 2010 were on the basis of a 52 week reporting period. Salaries reflect the number of weeks in the reporting period.
(2)	On June 6, 2011, the Compensation Committee granted options to the NEOs as follows:

Name and Title	Number of Shares under Option
Eric Gatoff, Chief Executive Officer	50,000
Ronald G. DeVos, VP – Finance and CFO	12,500
Howard M. Lorber, Executive Chairman	25,000
Wayne Norbitz, President and COO	15,000
Donald L. Perlyn, Executive Vice President	10,000

These options were granted pursuant to our 2010 Stock Incentive Plan in recognition of the recipient’s performance during fiscal 2011 and prior years and to incentivize them to remain in our employ during the ensuing four-year option vesting period. The vesting of the options is not subject to any performance conditions, but the recipients must be employed by us at the time of vesting in order for the options to vest. The amounts shown represent the aggregate grant date fair value of stock options granted during fiscal 2012, determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note K to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 25, 2012.

(3)	The amounts set forth in this column represent the dollar amount of compensation paid or accrued in fiscal year 2012 by each of our NEOs which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each NEO which comprises the aggregate amounts disclosed in this column.

All Other Compensation Table

Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	$0	$17,033	$1,370	$20,009	$38,412
Ronald G. DeVos	$1,505	$14,597	$897	$16,319	$33,318
Howard M. Lorber	$0	$926	$0	$15,000	$15,926
Wayne Norbitz	$1,945	$30,049	$2,119	$18,062	$52,175
Donald L. Perlyn	$0	$17,713	$3,577	$16,636	$37,926

(1)	The amounts set forth in this column represent the dollar amount of Company contributions to each NEO under our 401(k) Plan in fiscal year 2012. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the NEOs during fiscal year 2012. Also includes health care deductibles paid on behalf of NEOs.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold (#)	Target (#)		Maximum (#)
Eric Gatoff, Chief Executive Officer	June 6, 2011	(1)	0	50,000	(2)	50,000	(2)	$17.75	$251,950
Ronald G. DeVos, VP – Finance and CFO	June 6, 2011	(1)	0	12,500	(2)	12,500	(2)	$17.75	$62,988
Howard M. Lorber, Executive Chairman	June 6, 2011	(1)	0	25,000	(2)	25,000	(2)	$17.75	$125,975
Wayne Norbitz, President and COO	June 6, 2011	(1)	0	15,000	(2)	15,000	(2)	$17.75	$75,585
Donald L. Perlyn, Executive Vice President	June 6, 2011	(1)	0	10,000	(2)	10,000	(2)	$17.75	$50,390

(1)	Granted pursuant to our 2010 Stock Incentive Plan.
(2)	The vesting of the options is not subject to any performance conditions, but the recipients must be employed by us at the time of vesting in order for the options to vest.
(3)	The amounts shown represent the aggregate grant date fair value of the stock options determined in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
Eric Gatoff Chief Executive Officer	25,000	(2)	—		$4.3800	10/19/2013
	15,000	(3)	—		$13.0800	06/13/2016
	60,000	(4)	—		$17.4300	09/16/2012
	—		50,000	(6)	$17.7500	06/05/2016
Ronald G. DeVos Vice President - Finance and Chief Financial Officer	15,000	(5)	—		$5.6200	06/14/2014
	15,000	(3)	—		$13.0800	06/13/2016
	—		12,500	(6)	$17.7500	06/05/2016
Howard M. Lorber Executive Chairman of the Board	25,000	(3)	—		$13.0800	06/13/2016
	—		25,000	(6)	$17.7500	06/05/2016
Wayne Norbitz President and Chief Operating Officer	30,000	(5)	—		$5.6200	06/14/2014
	25,000	(3)	—		$13.0800	06/13/2016
	—		15,000	(6)	$17.7500	06/05/2016
Donald L. Perlyn Executive Vice President	20,000	(5)	—		$5.6200	06/14/2014
	20,000	(3)	—		$13.0800	06/13/2016
	—		10,000	(6)	$17.7500	06/05/2016

(1)	The expiration date of all option awards is either five or ten years from the date of their respective grants.
(2)	The options vested in three equal annual installments commencing on October 19, 2004.
(3)	The options vested in five equal annual installments commencing on June 13, 2007.
(4)	The options vested in four equal annual installments commencing on September 17, 2008.
(5)	The options vested in three equal annual installments commencing on June 14, 2005.
(6)	The options vest in four equal annual installments beginning on June 6, 2012. Granted pursuant to our 2010 Stock Incentive Plan. The vesting of the options is not subject to any performance conditions, but the recipients must be employed by us at the time of vesting in order for the options to vest.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

No options were exercised by NEOs and no shares of restricted stock granted to NEOs vested during fiscal year 2012.

Nonqualified Deferred Compensation

Neither the Company nor any NEO made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

Severance Provisions of Employment Agreements and Estimation of Benefits

The employment agreements with each of Messrs. Gatoff, Lorber, Norbitz and Perlyn provide that on the termination of his agreement, the NEO is entitled to certain payments as follows:

Eric Gatoff

•	Termination by the Company without Cause (as defined in the agreement): salary for the remainder of the contract term
•	Termination by the Company for Cause (as defined in the agreement): salary, reimbursable expenses and benefits through the date of termination
•	Death: salary and bonus for balance of contract term with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year, plus reimbursable expenses and benefits through the end of the term
•	Disability: lump sum equal to his then base salary and bonus with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year
•	Change-in-control: if agreement is terminated within one year (by the Company without cause or by the executive for any reason), entitled to lump sum cash payment equal to annual salary plus bonus (paid or payable for the most recently-completed fiscal year)

Howard M. Lorber

•	In the event of any termination other than for Cause (as defined in the agreement), Mr. Lorber is entitled to receive, in addition to the other benefits specified below: salary through the date of termination, unused vacation from prior years, annual bonus for the current fiscal year prorated through the date of termination, any bonus previously awarded but not yet paid, any deferred compensation and other benefits that have vested through the date of termination
•	Termination by the Company without Cause or by Mr. Lorber for Good Reason (as defined in the agreement): salary and bonus for the remainder of the contract term, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, continued participation in benefit plans and perquisites until the end of the term
•	Termination by the Company for Cause: salary through the date of termination, unused vacation and any bonus previously awarded but not yet paid
•	Death or disability: annual salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination
•	Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, Mr. Lorber becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year
•	Change-in-control: if agreement is terminated within one year (by the Company without Cause or by the executive for any reason other than Cause, retirement, death or disability), entitled to lump sum cash payment equal to the greater of (A) his annual salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, or (B) 2.99 times his annual salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our Common Stock and such then current market price, continued participation in benefit plans and perquisites until the end of the term and a tax gross-up payment to cover any excise tax due

Wayne Norbitz

•	Termination without Cause (as defined in the agreement): annual salary and benefits for a six-month period following delivery of the termination notice plus payment of an amount equal to his annual base salary as then in effect
•	Notice of non-extension of employment agreement: annual salary and benefits for a six-month period following delivery of the termination notice plus payment of an amount equal to his annual base salary as then in effect
•	Death: salary and benefits through the end of the calendar month in which the death occurred
•	Disability: salary through the date of termination
•	Change-in-control: right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his annual base compensation during the most recent fiscal year, less $100

Donald L. Perlyn

•	Termination by the Company without cause or by Mr. Perlyn for Good Reason (as defined in the agreement): payment of an amount equal to three times his annual base salary as in effect at the time of his termination plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Resignation by Mr. Perlyn without Good Reason, termination by the Company for Cause (as defined in the agreement): salary, accrued vacation and benefits through the date of termination
•	Disability: salary, accrued vacation and benefits through the date of termination, monthly payments of salary for a one-year period plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Death: salary, accrued vacation and benefits through the date of termination
•	Notice of non extension of employment agreement: lump-sum payment of an amount equal to his annual base salary as then in effect plus the cost of COBRA coverage for Mr. Perlyn and his dependents for the maximum period permitted under federal law
•	Change-in-control: an amount equal to three times his annual base salary, together with a pro rata portion of his bonus through the date of the change in control

Estimation of Benefits

The following tables were prepared as though each NEO’s employment was terminated on March 25, 2012 (the last business day of fiscal 2012) using the closing price of the Company’s common stock as of that day ($21.01) and the respective NEO’s salary then in effect. The amounts under the columns which reflect a Change in Control assume that a change in control occurred on March 25, 2012. However, the executives’ employment was not terminated on March 25, 2012 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

Eric Gatoff
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance*	$203,846	$553,846	$553,846	$16,346	$616,346
Cash Value of Equity Awards	—	—	—	—	$912,500
Benefits Continuation	—	$26,241**	—	—	—

*	Includes accrued vacation pay of $16,346 as of March 25, 2012.
**	Represents cost of benefits for the nine-month period through the end of the current employment term.

Howard Lorber
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance	$900,000	$1,200,000	$1,200,000	$700,000	$1,796,000
Cash Value of Equity Awards	—	—	—	—	$198,250
Benefits Continuation	$11,816*	$47,262**	$47,262**	—	$92,262***

*	Represents cost of benefits through the end of the current employment term.
**	Represents cost of benefits for a three-year period.
***	Represents cost of benefits through the end of the current employment term and a three-year consulting period.

Wayne Norbitz
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Non-renewal of contract by the Company	Termination upon a Change in Control
Cash Severance*	$455,337	$46,275	$22,212	$22,212	$888,362
Cash Value of Equity Awards	—	—	—	—	$659,950
Benefits Continuation	$26,627**	$4,438***	—	$26,627**	—

*	Includes accrued vacation pay of $22,212 as of March 25, 2012.
**	Represents cost of benefits for a six-month period.
***	Represents cost of benefits through month-end.

Donald Perlyn
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Non-renewal of contract by the Company	Termination upon a Change in Control
Cash Severance	$630,000	—	$210,000	$315,000	$730,000
Cash Value of Equity Awards	—	—	—	—	$466,400
Benefits Continuation*	$16,893	—	$16,893	$16,896	—

*	Represents cost of COBRA coverage for an 18 month period.

Ronald DeVos
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination upon a Change in Control
Cash Severance*	$18,692	$18,692	$18,692	$18,692	$18,692
Cash Value of Equity Awards	—	—	—	—	$349,800

*	Consists of accrued vacation pay as of March 25, 2012.

Risk Considerations in our Compensation Programs

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. As discussed above in the Compensation Discussion and Analysis, our Compensation Committee reviewed our policies and practices for executive officers. The Compensation Discussion and Analysis further identifies the features of our executive compensation program that are designed to mitigate the potential for inappropriate or excessive risk-taking by executive officers. Management also provided an assessment to the Compensation Committee regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (bonus and equity), with a primary emphasis on fixed compensation; any increases to base salary are typically related to cost-of-living adjustments; only a small number of employees receive bonuses and, with the exception of the Named Executive Officers (excluding the Executive Chairman), such bonuses are generally not a significant component of an employee’s total compensation; long-term incentives are granted as equity that vests over multiple years; and the existence of our corporate-wide ethics and compliance program.

Equity Plan Information

The following table sets forth information regarding our equity compensation plans as of March 25, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	622,000	$13.21	143,500
Equity compensation plans not approved by security holders	—	—	—
Total	622,000	$13.21	143,500

The following table sets forth information regarding our equity plans as of March 25, 2012:

Name of Plan	Shares Issuable for Exercisable Options	Average Exercise Prices of Outstanding Options	Shares Available for Grant
2001 Stock Option Plan	200,000	$11.106	—
2002 Stock Incentive Plan	244,500	$11.646	—
2010 Stock Incentive Plan	177,500	$17.750	143,500*

*	Does not include additional shares that may become issuable under the 2010 Stock Incentive Plan (up to a maximum 100,000 additional options or 31,250 restricted stock or restricted stock units) in the event that option grants under the 2001 Stock Option Plan or the 2002 Stock Incentive Plan that were outstanding as of July 19, 2010 subsequently expire unexercised, or are otherwise forfeited.

Non-Employee Director Compensation

Directors who are not our employees receive an annual fee of $12,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Eide	$26,750	$50,390	—	—	—	$77,140
Brian S. Genson	$26,750	$50,390	—	—	—	$77,140
Barry Leistner	$25,750	$50,390	—	—	—	$76,140
A.F. Petrocelli	$21,000	$50,390	—	—	—	$71,390
Charles Raich	$21,000	$50,390	—	—	—	$71,390

(1)	On June 6, 2011, the Compensation Committee granted 10,000 options to each of the Company’s directors. These options were granted pursuant to our 2010 Stock Incentive Plan. The amounts shown represent the aggregate grant date fair value of stock options granted during fiscal 2012, determined in accordance with FASB ASC Topic 718.

The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 25, 2012.

Name	Outstanding Stock Options
Robert J. Eide	25,000
Brian S. Genson	45,000
Barry Leistner	35,000
A.F. Petrocelli	55,000
Charles Raich	35,000

ANNUAL REPORT

A copy of our Annual Report of Stockholders for the fiscal year ended March 25, 2012, has been provided to all stockholders as of July 17, 2012. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Ronald G. DeVos, Secretary, at the Company’s offices at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

July 23, 2012
Jericho, New York

Exhibit A

FIRST AMENDMENT

TO THE

NATHAN’S FAMOUS, INC.
2010 STOCK INCENTIVE PLAN

WHEREAS, pursuant to Article 11 of the Nathan’s Famous, Inc. 2010 Stock Incentive Plan (the “Plan”) the Board of Directors (the “Board”) of Nathan’s Famous, Inc. (the “Company”) may, subject to certain limitations, amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time;

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Plan;

WHEREAS, prior to this first amendment to the Plan (the “Amendment”), the maximum number of Shares that could be delivered pursuant to Awards granted under the Plan was 150,000, plus any Shares that have been authorized but not issued pursuant to prior plans of the Company as of July 19, 2010 up to a maximum of an additional 171,000 Shares, plus any Shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 Shares;

WHEREAS, the Board wishes to increase the number of Shares available under the plan by 250,000 Shares and exempt these additional Shares from the provisions of Section 4(b) of the Plan that state that Awards other than Options or stock appreciation rights are counted against the Shares available for issuance under the Plan as 3.2 Shares for every one Share subject thereto;

WHEREAS, the Board wishes to enable optionees to use a net exercise program, when implemented by the Company, to deliver the consideration to be paid for Shares issued upon exercise of an Options and also amend the limit with respect to the number of certain awards that may be granted to an individual in any calendar year.

WHEREAS, subject to shareholder approval, the Board approved the terms of this Amendment.

In accordance with Article 11 of the Plan, the Plan shall be amended effective upon Shareholder approval as follows:

1.	Article 2 of the Plan is hereby amended by adding the flowing as the new clause (v):

“(v) “Rollover Shares” shall have the meaning set forth in Section 4(a).”

2.	Article 2 of the Plan is hereby amended by renumbering current clause “(v)” as “(w)” making the corresponding numbering change to those clauses that follow such renumbered clauses and after giving effect to the new clause “(v)” added to the Plan as set forth in above.
3.	Section 4(a) of the Plan is hereby amended and restated as follows:
(a)	Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 400,000, plus any eligible rollover Shares (the “Rollover Shares”) consisting of: (a) Shares that have been authorized but not issued pursuant to prior plans of the Company as of July 19, 2010 up to a maximum of an additional 171,000 Shares, plus (b) any Shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of July 19, 2010 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 100,000 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Awards of Options or stock appreciation rights under this Plan in any calendar year that relate to more than 50,000 Shares or other Awards in any calendar year that relate to more than 50,000 Shares.

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4.	Section 4(b) of the Plan is hereby amended and restated as follows:
(b)	Any Shares subject to Options or stock appreciation rights shall be counted against the numerical limits of this Article IV as one Share for every Share subject thereto. Any Awards other than Options or stock appreciation rights shall be counted against the numerical limits of this Article IV on the number of Rollover Shares available under the Plan (if any) and the first 150,000 non-Rollover Shares available under the Plan as 3.2 Shares for every one Share subject thereto, and all Awards counted against the remaining 250,000 Shares available under the Plan shall be counted as one Share for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 3.2 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under paragraph (d) of this Article IV, the Plan shall be credited with 3.2 Shares. The Committee will determine whether any particular Award should be allocated from the 150,000 Shares, the Rollover Shares, or the 250,000 Shares.
5.	Section 6(c) of the Plan is hereby amended and restated as follows:
(c)	The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company’s Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, which tendered shares have been held for a period of six months or more, (iv) consideration received by the Company under any broker-assisted cashless exercise or (v) consideration received by the Company under any net exercise program implemented by the Company.

As hereby amended, the Plan shall continue in full force and effect. This Amendment shall be effective upon shareholder approval.

NATHAN’S FAMOUS, INC.

By:	Name: Title:

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ANNUAL MEETING OF STOCKHOLDERS OF

NATHAN'S FAMOUS, INC.

September 13, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930300000000000000 7 091312

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees, as set forth in the proxy statement:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert J. Eide
- ○ Eric Gatoff
- ○ Brian S. Genson
- ○ Barry Leistner
- ○ Howard M. Lorber
- ○ Wayne Norbitz
- ○ Donald L. Perlyn
- ○ A.F. Petrocelli
- ○ Charles Raich

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. Upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES DESCRIBED ABOVE, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NATHAN'S FAMOUS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 13, 2012 and any adjournments thereof.

(Continued and to be signed on the reverse side)

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